Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts: Stacey Sullivan, Media Relations (800) 775-7290	Tony Laday, Investor Relations (972) 770-8890

BRINKER INTERNATIONAL ANNOUNCES DIVIDEND INCREASE

DALLAS (Aug. 29, 2011) -The Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.16 per share on the common stock of the company payable on Sept. 29, 2011 to shareholders of record as of Sept. 9, 2011. This represents a 14 percent increase in Brinker's quarterly dividend.

Brinker currently owns, operates or franchises 1,579 restaurants under the names Chili's® Grill & Bar (1,534 restaurants) and Maggiano's Little Italy® (45 restaurants) and holds a minority investment in Romano's Macaroni Grill®.

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